UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

Hard Rock Hotel Holdings, LLC

(Exact name of Registrant as Specified in its Charter)

DELAWARE	000-52992	16-1782658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4455 Paradise Road, Las Vegas, NV 89169

(Address of Principal Executive Offices)

(702) 693-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 20.13e-4(c))

Item 8.01	Other Events.

Pursuant to the terms of the commercial mortgage-backed securities loan facility of Hard Rock Hotel Holdings, LLC (the “Company”) and certain waivers thereto, the Company was required to make an amortization payment or post a letter of credit to the lenders in an amount equal to $110.0 million on February 14, 2008. On February 14, 2008, DLJ MB IV HRH, LLC, a member of the Company, posted a letter of credit in favor of the lenders in the amount of $110.0 million to postpone the amortization payment to August 2, 2008. In the event that the proceeds from any sales of the 15-acre parcel of excess land adjacent to the Hard Rock Hotel & Casino prior to August 2, 2008 are less than $40.0 million, the Company will be required to make an amortization payment to the lenders of $110.0 million on such date. If the proceeds received from any such prior sales of the excess land are greater than $40.0 million, then the Company will be required to make an amortization payment equal to $110.0 million less the amount of any proceeds received from such sales. The Company has entered into a letter of intent with respect to a proposed sale of a portion of the excess land and is working with the prospective purchaser to complete due diligence on the land and to prepare definitive documentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HARD ROCK HOTEL HOLDINGS, LLC

February 19, 2008	By:	/s/ RICHARD SZYMANSKI
Richard Szymanski
Vice President, Secretary and Treasurer

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